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                                                                    EXHIBIT 99.2

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                           DAVEL COMMUNICATIONS, INC.

         The undersigned stockholder of Davel Communications, Inc., a Delaware corporation ("Davel"), hereby appoints Bruce W. Renard and Marc S. Bendesky, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of common stock, par value $.01 per share, of Davel which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of Davel, to be held on ___________, 2002, 9:00 a.m. local time, at Davel's executive offices at 10120 Windhorst Road, Tampa, Florida, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given, all as described in the Notice of 2002 Annual Meeting of Stockholders and accompanying joint proxy statement/prospectus for such meeting, the receipt of which is hereby acknowledged.

         The undersigned hereby authorizes that if this Proxy is delivered by means of a telegram, facsimile transmission, or any other means of electronic transmission, then this proxy and its transmission by such means shall be considered to be the valid proxy of the undersigned for the purposes set forth herein.

       IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                          (Continued on reverse side.)



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                              FOLD AND DETACH HERE
                                   Please mark
                                  your votes as
                            indicated in this example
                                        x
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.


(1) APPROVAL OF THE MERGER AGREEMENT AND THE RELATED AGREEMENTS, INCLUDING THE EXCHANGE AGREEMENT AND THE COMMITMENT LETTER, UNDER WHICH THE TRANSACTIONS WILL BE EFFECTED

                  [ ]   FOR             [ ]   AGAINST          [ ]   ABSTAIN

(2)      AMENDMENT OF THE DAVEL CHARTER

                  [ ]   FOR             [ ]   AGAINST          [ ]   ABSTAIN

(3) ELECTION OF DIRECTORS IF MERGER WITH PHONETEL TECHNOLOGIES, INC. IS NOT CONSUMMATED.

         FOR  []  all nominees listed below        WITHHOLD AUTHORITY  []  to vote
                                                                       (except as marked to the contrary
                                                                        below) for all nominees
         Raymond A. Gross                                                listed below
         David R. Hill
         Robert D. Hill
         Donald S. Liebentritt
         William C. Pate
         Theodore C. Rammelkamp, Jr.

(4) In their sole discretion, the above named proxies are authorized to vote in accordance with their own judgment on other matters properly presented before the annual meeting or any adjournment thereof.



Signature(s)_________________ Dated:_________

Note: This Proxy should be dated, signed by the stockholder(s) exactly as the name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.